AMENDMENT NO. 2 TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 2 to the Executive Employment Agreement (“Amendment Agreement”) is entered into as of June 1, 2018 (the “Effective Date”) by and between OmniComm Systems, Inc. (the “Company”) and Randall G. Smith (the “Executive”).

WHEREAS, the Company and Executive entered into an Employment Agreement dated September 1, 2004 (“Agreement”) which was subsequently amended by Amendment No. 1 to the Employment Agreement on March 14, 2017 (“Amendment No.1” and collectively with the Agreement, the “Employment Agreement”), and

WHEREAS, the Company and Executive desire to amend the terms of the Employment Agreement as described herein.

NOW, THEREFORE, in consideration of the foregoing premises, which are incorporated in this Amendment Agreement as if fully set forth below, and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.

Section 3(e) of the Employment Agreement is hereby amended as follows (i) deleting the entire paragraph and replacing said paragraph to read as follows: "The Executive shall also be entitled to severance pay equal to twelve (12) months' full-time salary and benefits (greater than or equal to the amount earned in the year 2017), regardless of whether Executive is working full-time at the time of severance, in the event of the termination by the Company for any reason other than commission of a felony or a crime involving moral turpitude relating to services provided to the Company, or termination by the Company pursuant to Paragraph 2(c). Options which have vested prior to the date of termination shall remain exercisable during the severance period. Unvested options shall terminate in accordance with the terms of the respective Stock Option Agreements."

2.

Except as expressly provided in this Second Amendment Agreement, other terms, conditions and provisions of the Employment Agreement shall continue in full force and effect as provided therein. To the extent that any of the terms or conditions contained in this Second Amendment Agreement may contradict or conflict with any of the terms or conditions of the Employment Agreement, it is expressly understood and agreed that the terms of this Second Amendment Agreement shall take precedence and supersede the Employment Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment Agreement as of the date set forth in the first paragraph above.

          OmniComm Systems, Inc.

          By: /s/ Cornelis F. Wit

       Cornelis F. Wit, Executive Chairman

Executive

          /s/ Randall G. Smith

Randall G. Smith